UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2022

Advanced Merger Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40138	85-3929296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Saddle Point Management, L.P. 1325 Avenue of the Americas, Suite 2103 New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 951-1223

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one redeemable Warrant	AMPI.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	AMPI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMPIW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the Trust Amendment (as defined below) is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the special meeting of stockholders of Advanced Merger Partners, Inc. (the “Company”), held on December 14, 2022 (the “Special Meeting”), the Company’s stockholders approved (a) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to accelerate the date by which the Company must consummate its initial business combination from March 4, 2023 to the time and date immediately following the filing of such amendment with the Secretary of State of the State of Delaware (the “Accelerated Termination Date”), (ii) remove the Redemption Limitation (as defined in the amended and restated certificate of incorporation) to allow the Company to redeem its public shares notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001 and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the trust account established in connection with our initial public offering prior to redeeming the public shares in connection with the Special Meeting in order to pay dissolution expenses and (b) an amendment to the Company’s Investment Management Trust Agreement, dated March 1, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC, as trustee, to accelerate the date on which the trustee must commence liquidation of the trust account to the time and date immediately following the Accelerated Termination Date (the “Trust Amendment”). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware and entered into the Trust Amendment on December 14, 2022.

The foregoing descriptions of the Charter Amendment and the Trust Amendment are not complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Trust Amendment attached as Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 30,859,730 (85.87%) of the Company’s issued and outstanding shares of common stock held of record at the close of business on October 31, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. As of the record date, there were 35,937,500 shares of common stock issued and outstanding, of which 28,750,000 were Class A common stock and 7,187,500 were Class B common stock. The Company’s stockholders voted on the following proposals at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 16, 2022 (the “Proxy Statement”).

1.	The stockholders approved the adoption of the Charter Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,809,567	10	50,153	N/A

2.	The stockholders approved the Trust Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,809,574	3	50,153	N/A

As there were sufficient votes to approve the proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01	Other Events.

In connection with the approval and implementation of the Charter Amendment, the holders of 28,100,912 public shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.09 per share, for an aggregate redemption amount of approximately $283,583,794 . Following such redemptions, 649,088 public shares remain outstanding. Since the Company will not be able to complete an initial business combination by the Accelerated Termination Date, the Company will be obligated to redeem the remaining public shares as promptly as reasonably possible but not more than ten business days after the Accelerated Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Advanced Merger Partners, Inc., dated December 14, 2022.

10.1	Amendment to the Investment Management Trust Agreement, dated December 14, 2022, by and between Advanced Merger Partners, Inc. and Continental Stock Transfer & Trust Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MERGER PARTNERS, INC.

	By:	/s/ Roy J. Katzovicz
Name: Roy J. Katzovicz
Title: Chief Executive Officer

Date: December 14, 2022